SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2018

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-23333	91-1863696
State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washington		98550
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On May 22, 2018, Timberland Bancorp, Inc., Hoquiam, Washington ("Timberland") and Timberland's subsidiary bank, Timberland Bank entered into a definitive agreement (the "Agreement") with South Sound Bank, Olympia, Washington, pursuant to which South Sound Bank will be merged with and into Timberland Bank (the "Merger").
Under the terms of the merger agreement, based on 1,213,027 shares of South Sound Bank currently outstanding, South Sound Bank shareholders will receive 904,918 shares of Timberland common stock and $6.9 million in cash (fixed per share consideration of (i) 0.7460 of a share of Timberland common stock and (ii) $5.68825 in cash).
In the event the Agreement is terminated under certain specified circumstances in connection with a competing transaction, South Sound Bank will be required to pay Timberland a termination fee of $1.035 million. If the Agreement is terminated as a result of a willful and material breach of the Agreement by Timberland or Timberland Bank, Timberland or Timberland Bank will be required to pay South Sound Bank $400,000.
The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the Agreement by the shareholders of South Sound Bank, and is expected to be completed in the fourth calendar quarter of 2018. All of the directors and executive officers of South Sound Bank have agreed to vote their shares of South Sound Bank common stock in favor of approval of the Agreement.
The foregoing summary of the Agreement is not complete and is qualified in its entirety be reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.
Cautionary Statement Regarding Representations and Warranties
The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Timberland, Timberland Bank or South Sound Bank, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Timberland's public disclosures.

Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "expected," "anticipate," "continue," or other comparable words. In addition, all statements other than statements of historical facts that address activities that Timberland expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Timberland Bancorp, Inc., particularly its Form 10-K for the year ended September 30, 2017, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management. Specific risks in this press release include whether South Sound Bank's shareholders approve the merger, whether the companies receive regulatory approval for the merger, whether the conditions to closing are satisfied, the timing of the closing and management's ability to effectively integrate the companies.

Additional Information About the Merger and Where to Find It

Timberland will file a registration statement and other relevant documents concerning the transaction with the Securities and Exchange Commission ("SEC") and appropriate state and federal banking authorities as soon as practical. Timberland and South Sound Bank will prepare a proxy statement/prospectus and other relevant documents concerning the proposed transaction for the South Sound Bank shareholders. Investors are urged to read such proxy statement/prospectus and registration statement regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents because they will contain important information. You will be able to obtain a free copy of the registration statement, as well as other filings including the proxy statement/prospectus at the SEC's internet site (http://sec.gov). The documents can also be obtained, without charge, by directing a written request to either Timberland Bancorp, Inc., 624 Simpson Avenue, Hoquiam, Washington 98550 Attention: Michael R. Sand, or South Sound Bank, 2850 Harrison Avenue NW, Olympia, Washington 98502, Attention: Daniel D. Yerrington. Timberland Bancorp, Inc. and South Sound Bank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the South Sound Bank shareholders in connection with the merger. Information about the directors and executive officers of South Sound Bank and the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.
The joint press release issued by the Timberland and South Sound Bank on May 23, 2018 announcing the Agreement is furnished herewith as Exhibit 99.1.

ITEM 9.01 – Financial Statements and Exhibits.

(d) –Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 22, 2018, by and among Timberland Bancorp, Inc., Timberland Bank and South Sound Bank

99.1	Joint Press Release dated May 23, 2018
99.2	Investor Presentation Material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: May 23, 2018	By: /s/ Dean J. Brydon
Dean J. Brydon Chief Financial Officer